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                                                                   EXHIBIT 10.57


                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
       AMERICAN COIN MERCHANDISING, INC., D/B/A SUGARLOAF CREATIONS, INC.
                                       AND
                               RANDALL J. FAGUNDO


THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (the "Amendment") is entered into as of July 31, 2001 ("Amendment Effective Date"), between AMERICAN COIN MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC. (hereinafter called "Employer") and Randall J. Fagundo (hereinafter called "Employee"), and amends that employment agreement entered into by the parties as of December 1, 2000 ("Original Agreement").

PRELIMINARY STATEMENT

The parties, for their mutual benefit, now wish to amend the Original Agreement. Capitalized terms herein used which are not herein defined shall have the respective meanings ascribed to them in the Original Agreement. All references to the term "Agreement" in the Original Agreement shall be deemed to include all of the terms and conditions of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. AMENDMENT. The parties agree to the following amendments to the Original Agreement:

         a. Section 4 of the Original Agreement is hereby deleted and replaced in its entirety by the following:

                  "1. Compensation. Commencing January 1, 2001, Employee will receive a base salary of $250,000 per year, payable at the intervals regularly established for payment of salaries by Employer. Such base salary will be increased to $275,000 on January 1, 2002, and to $300,000 on January 1, 2003. The Employee shall also be entitled to participate in the Employer's executive Bonus Plan. Employee shall also receive stock options for 125,000 shares of Employer's common stock pursuant to Employer's Amended and Restated Stock Option Plan (the "Plan"), effective as of November 21, 2000. Such options shall be granted at the market price as of the date of grant and shall be evidenced by the Employer's standard Option Agreement with the following modifications: (i) such options shall be exercisable annually over a two-year period, based on Employee's continued employment with the Employer; and (ii) in the event that upon a Change of Control (defined below) transaction, any surviving corporation refuses to assume or continue such options, or to substitute similar options for such options then outstanding under the Plan, the Option Agreement shall provide for immediate acceleration of all such options that are then unvested."


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         b.       Section 7(d)(iv) ((d)(iv) of Confidential Information and
                  Noncompetition) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

                  "(i) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of Employer within the meaning of C.R.S. Section 8-2-113(2)(b) and C.R.S. Section 7-74-102(4)."

         c. Section 8(g) (Advisory Services) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

                  "(g) Advisory Services. Subsequent to the Date of Termination, Employee agrees to be available to Employer for reasonable advisory services for a period of one year."

         d. Section 9(c)(ii) (After Change of Control) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

                  "(ii) After Change of Control. If, after a Change of Control (as defined below), Employer terminates Employee's employment other than for Cause, or the Employee terminates his employment for Good Reason, the Employer shall pay to the Employee the following amounts: (A) the Employee's Earned Salary; (B) a cash amount (the "Severance Amount") equal to three times the Employee's then-current annual base salary; and (C) the Accrued Obligations."

                           The Earned Salary shall be paid in accordance with
                  the Employer's regular payroll practices. The Severance Amount shall be paid in one lump sum within thirty (30) days after the Date of Termination."

         e. Section 9(c)(iii) (Benefits) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

         f. "(iii) Benefits. For any termination of employment under this paragraph 9(c), the Employee (and, to the extent applicable, his dependents) shall be entitled, for one year, to continue participation in Employer's health plan. During this period, to the extent any such benefits cannot be provided under the terms of the applicable health plan, the Employer shall make COBRA payments sufficient to provide Employee and Employee's family with an equivalent level of coverage as existed prior to the Date of Termination."Section 10(a)(iii) (Section (iii) of Change of Control Defined) of the Original Agreement is hereby deleted and replaced in its entirety by the following:


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                  "(iii) the stockholders of the Employer approve (A) a
                  dissolution, liquidation or sale of substantially all of the assets of the Company; (B) a merger or consolidation in which the Company is not the surviving corporation; or (C) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise ((A) - (C) defined as a "Corporate Event")."

2. COUNTERPARTS. This Amendment may be executed in counterparts, and by each party wherever such party is located, and delivered by facsimile telephonic transmission, and such execution and delivery shall be legally binding on the parties to the same extent as if original signatures in ink were delivered in person.

3. NO OTHER AMENDMENTS. Except as herein set forth, the Original Agreement has not been modified and, as amended by this Amendment, remains of full force and effect. To the extent there are any inconsistencies or ambiguities between the specific subject matter of this Amendment and the Original Agreement, the terms of this Amendment shall supersede the Original Agreement.



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IN WITNESS OF THIS AMENDMENT WHEREOF, the parties have executed this Amendment as of the day and year first above written.




EMPLOYER:                                    AMERICAN COIN MERCHANDISING, INC.,
                                             d/b/a SUGARLOAF CREATIONS, INC.


                                             By: /s/ John A. Sullivan
                                                --------------------------------
                                                John A. Sullivan
                                                Its: Chairman


EMPLOYEE:                                       /s/ Randall J. Fagundo
                                                --------------------------------
                                                Randall J. Fagundo


                                             Address: 1335 Swallow Court
                                                      Boulder, Colorado 80301



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